EXHIBIT 3.1
BY-LAWS
OF
VALLEY NATIONAL BANCORP
As Revised October 25, 2016

ARTICLE I
SHAREHOLDERS MEETINGS

1.
Annual Meeting. The annual meeting of shareholders for the election of directors and such other business as may properly come before the meeting shall be held upon not less than 10 nor more than 60 days written notice of the date, time, place and purpose or purposes of the meeting. The annual meeting shall be held at 2:00 p.m. on the first Wednesday of April each year at the principal place of business of the Corporation, 1455 Valley Road, Wayne, New Jersey, or at such other time, date and place as shall be fixed by the Board of Directors.

2.
Nomination of Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors. Nominations may be made (i) by the Board of Directors, or (ii) by any shareholder of the Corporation (x) who is a shareholder of record on the date of the giving of the notice provided for in Section 3 of Article I and on the record date for the determination of shareholders entitled to vote at such meeting and (y) who complies with the notice related requirements and procedures set forth in Section 3 of Article I. Only persons who are nominated in accordance with the foregoing shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.

If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

3.
Advance Notice of Nominations of Directors by Shareholders. For nominations of directors to be properly brought before an annual or special meeting of shareholders by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. Nominations of directors at a special meeting of shareholders shall be permitted only if the election of directors is expressly included in the notice of meeting as an item of business to be conducted at the meeting.

To be timely, a shareholder’s notice to the Secretary pursuant to this Section 3 must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (a) in the case of an annual meeting, not later than one hundred and twenty (120) days nor earlier than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting is first publicly announced or disclosed, and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting is first publicly disclosed or announced. In no event shall the adjournment or postponement of the meeting or the public announcement thereof, commence a new time period (or extend any existing time period) for the giving of a shareholder’s notice.
To be in proper written form, a shareholder’s notice to the Secretary pursuant to this Section 3 must set forth (a) as to each nominee whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of common stock of the Corporation which are owned beneficially or of record by the nominee, (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (together with any successor laws, rules and regulations, the “Exchange Act”), and (v) the details of any relationship that existed within the last three years and that would have been described pursuant to Item 6 (e) of Schedule 14N (or any successor Item) if the relationship existed on the date of the submission of the Schedule 14N; and (b) as to the shareholder giving the notice and as to each beneficial owner, if any, on whose behalf the nomination is being submitted and, if such shareholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”), (i) the name and address of such shareholder and any such beneficial owners and control persons, (ii) number of shares of common stock of the Corporation which are owned beneficially or of record by such shareholder and any such beneficial owners and control persons, (iii) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder, any such beneficial owners, any such control person or any director nominee with respect to the corporation’s common stock or other securities, (iv) a representation that such shareholder, any such beneficial owners, any control person or any director nominee, will, within two (2) business days of any change (x) in number of shares of common stock (provided under (ii) hereof) or (y) the description (provided under item (iii) hereof), that occurs or will occur on or before the date of the shareholders meeting,

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deliver to the Secretary at the principal executive offices of the Corporation a description of the change, and the date it occurred, or will occur, (v) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons, including any such beneficial owners and control persons, (including their names) pursuant to which the nomination(s) are to be made by such shareholder or that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant, (vi) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (vii) a representation as to whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding common stock required to elect each proposed nominee and/or otherwise solicit proxies from shareholders in support of the nomination(s), and (viii) any other information relating to such shareholder and any such beneficial owners and control persons that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14(a) of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee agreeing to be named as a nominee and a representation by the nominee that if elected he or she intends to serve as a director for the full term for which he or she is standing for election.

4.
Special Meetings. A special meeting of shareholders may be called for any purpose by the Chairman, Chief Executive Officer, the President or a majority of the Board of Directors. A special meeting shall be held upon not less than 10 nor more than 60 days written notice of the time, place and purpose of the meeting.

5.
Quorum. The holders of a majority of the outstanding common stock represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The holders of a majority of the shares entitled to vote and present in person or by proxy at a meeting, though less than a quorum, may adjourn any meeting. The Corporation shall not be required to give notice of an adjourned meeting if the time and place of the meeting are announced at the meeting from which an adjournment is taken and the business transacted at the adjourned meeting is limited to that which might have been transacted at the original meeting.

6.	Shareholder Action.
(a) A nominee for director shall be elected to the Board of Directors if the nominee receives a majority of the votes cast, other than in a contested election. A nominee receives a majority of the votes cast if the votes cast “for” such nominee’s election exceed the votes “against” such nominee’s election. In the event of a contested election, directors shall be elected by a plurality of the votes cast. A contested election is any election in which the number of nominees exceeds the number of directors to be elected at the meeting.

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(b) A majority of the votes cast shall decide every other question or matter submitted to the shareholders at any meeting, unless otherwise provided by the New Jersey Business Corporation Act, by the certificate of incorporation or by these By-Laws.

7.
Record Date. The Board of Directors shall fix a record date for each meeting of shareholders and for other corporate action for purposes of determining the shareholders of the Corporation who are entitled to: (i) notice of or to vote at any meeting of shareholders; (ii) give a written consent to any action without a meeting; or (iii) receive payment of any dividend, distribution, or allotment of any right. The record date may not be more than 60 days nor less than 10 days prior to the shareholders meeting, or other corporate action or event to which it relates.

8.
Inspectors of Election. In advance of any shareholders’ meeting, the Board of Directors may appoint one or more inspectors of election whose duty it shall be to determine the shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies. The inspectors shall receive and tabulate all votes, except voice votes, determine the results of all such votes, including the election of directors, and do such acts as are proper to conduct the election or vote, including hearing and determining all challenges and questions arising in connection with the right to vote. After any meeting, the inspectors shall file with the Secretary of the meeting a certificate under their hands, certifying the result of any vote or election, and in the case of an election, the names of the directors elected.

9.	Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing or by any other method authorized by the Board and consistent with law.
ARTICLE II
DIRECTORS

1.
Board of Directors. The Board of Directors (the “Board”) shall manage and administer the business and affairs of the Corporation. Except as expressly limited by these By-Laws, all powers of the Corporation shall be vested in and may be exercised by the Board.

2.
Number and Term of Office. The number of directors shall be not less than five and not more than 25. The exact number shall be determined, from time to time, by the Board. Directors shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified. The Board shall have the right to increase the number of directors between annual meetings and to fill vacancies so created and other vacancies occurring for any reason.

3.
Regular Meetings. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders’ meeting for the purpose of electing officers and conducting any other business as may come before the meeting. The Board shall hold a regular meeting on the second Tuesday of each February, May, August and November and, by resolution, may provide for different or additional regular meetings.

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All regular meetings shall be held in the Office of Valley National Bank, 1455 Valley Road, Wayne, New Jersey, unless otherwise provided by the Board. All regular meetings may be held without notice to any director, except that a director not present at the time of the adoption of a resolution setting forth different or additional regular meeting dates shall be entitled to notice of those meetings.

4.
Special Meetings. A special meeting of the Board may be called for any purpose at any time by the Chairman, Chief Executive Officer, the President, the Chairman of any of the Audit, Compensation and Human Resource, or Nominating and Governance Committees or by a majority of the directors. The meeting shall be held upon not less than one days’ notice if given orally (either by telephone or in person) or by e-mail, or upon not less than three days notice if given by depositing the notice in the United States mails, postage prepaid. The notice shall specify the time, date and place of the meeting.

5.
Action Without Meeting. The Board may act without a meeting if, prior or subsequent to the action, each member of the Board shall consent in writing to the action. The written consent or consents shall be filed in the minute book.

6.
Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by the New Jersey Business Corporation Act. However, a smaller number may adjourn any meeting and the meeting may be held, as adjourned, without further notice. The act of the majority present at a meeting at which a quorum is present shall be the act of the Board, unless otherwise provided by the New Jersey Business Corporation Act, the certificate of incorporation or these By-Laws.

7.
Vacancies in Board of Directors. Any vacancy in the Board, including a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors.

8.
Telephone Participation in Board Meetings. One or more directors may participate in a meeting of the Board, or of any committee thereof, by means of a speaker or conference telephone or similar communications equipment which permits all person participating in the meeting to hear each other. Any director who is unable to attend any meeting of the Board or any committee thereof shall have the right, upon prior written request, to participate in the meeting by such telephone hook-up if the means are reasonably available at the place where the meeting is to be held.

ARTICLE III
COMMITTEES OF THE BOARD

1.
Executive Committee. The Board, by the vote of a majority of the entire Board, annually shall appoint an Executive Committee composed of at least five directors, among whom shall be the Chairman and the Chief Executive Officer of the Corporation. At least a majority of the Committee shall not be employees of the Corporation or any of its subsidiaries. The Executive Committee shall have and may exercise all of the authority of the Board except as otherwise provided in the New Jersey Business Corporation Act. As provided, in the New

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Jersey Business Corporation Act, neither the Executive Committee or any other committee shall (i) make, alter or repeal any of these By-Laws; (ii) elect or appoint any director, or remove any officer or director; (iii) submit to shareholders any action that requires shareholders’ approval; and (iv) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted to the next regular or special meeting of the Board at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board. A majority of the directors on the Executive Committee shall constitute a quorum for the transaction of business. The Chairman shall serve as chairman of the Executive Committee.

2.
Nominating and Corporate Governance Committee. The Board, by the vote of a majority of the entire Board, annually shall appoint a Nominating and Corporate Governance Committee composed of at least five directors, whose members shall not be employees of the Corporation or any of its subsidiaries and shall meet all legal and regulatory requirements. The Nominating and Corporate Governance Committee shall identify and select candidates for nomination to the Board and recommend those selected to the entire Board for its approval. The authority and responsibilities of the Committee shall be set forth in its charter, which charter shall be approved by the Board.

3.
Audit Committee. The Board, by the vote of a majority of the entire Board, annually shall appoint an Audit Committee composed of not less than three directors who shall not be active officers or employees of the Corporation and shall meet all legal and regulatory requirements. The authority and responsibilities of the Committee shall be set forth in its charter, which charter shall be approved by the Board.

4.
Compensation and Human Resource Committee. The Board, by the vote of a majority of the entire Board, annually shall appoint a Compensation and Human Resource Committee composed of at least five directors, none of whom shall be an officer of the Corporation and shall meet all legal and regulatory requirements. The Committee shall approve the salaries of Senior Officers of the Corporation and the Corporation’s Profit Sharing, Pension, Long Term Stock Incentive and other compensation plans. The authority and responsibilities of the Committee shall be set forth in its charter, which charter shall be approved by the Board.

5.
Other Committees. The Board may appoint, from time to time, from its own members, one or more other committees of one or more directors, for such purposes and with such authority as the Board may determine.

6.
Actions of Committees. Except as specified in these By-Laws, actions taken at a meeting of any committee shall be reported to the Board at its next meeting following such committee meeting, except that, when the meeting of the Board is held within 2 days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

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ARTICLE IV
WAIVERS OF NOTICE
Any notice required by these By-Laws, by the certificate of incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived. Any director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

ARTICLE V
OFFICERS

1.
Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a Chief Executive Officer, a Chairman of the Board, a President, a Vice President, a Chief Financial Officer, a Secretary, and such other officers as it shall deem necessary. One person may hold two or more offices.

2.
Chief Executive Officer. The Board of Directors shall appoint one of its members to be Chief Executive Officer of the Corporation to serve at the pleasure of the Board. The Chief Executive Officer may also hold another office or offices in the Corporation. He shall have general authority over all the business and affairs of the Corporation.

3.
Chairman of the Board. The Board shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board and of the shareholders, and shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board or by the Chief Executive Officer. In the Chairman’s absence, the Board will designate one of the members to serve as Chairman.

4.
Vice Chairman. The Board of Directors may appoint one or more of its members to be Vice Chairman to serve at the pleasure of the Board. Such person shall have such power and duties as may be assigned by these By-Laws, by the Board of Directors or by the Chief Executive Officer.

5.
President. The Board shall appoint a President of the Corporation. The President shall have and may exercise any and all powers and duties pertaining by law, regulation, or practice to the office of president, or imposed by these By-Laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board or the Chief Executive Officer.

6.
Vice President. The Board may appoint one or more Executive Vice Presidents and such other Vice Presidents as deemed appropriate by the Board. Each Vice President shall perform the duties and have the authority as from time to time may be delegated to him by the Chief Executive Officer, by the Board of Directors, or by these By-Laws.

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7.
Secretary. The Board shall appoint a Secretary who shall be Secretary for meetings of the Board and of the Corporation, and shall keep accurate minutes of those meetings. The Secretary shall attend to the giving of all notices required by these By-Laws and shall be custodian of the corporate seal, records, documents and papers of the Corporation. The Secretary also shall have and may exercise any and all other powers and duties pertaining by law or practice to the office of Secretary, and shall also perform such other duties as may be assigned from time to time by the Board.

8.
Chief Financial Officer. The Board shall appoint a Chief Financial Officer who shall have custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of the account for the Corporation. The Officer shall perform such other duties and possess such other powers as are incident to his office or as shall be assigned to him by the President or the Board. Unless the Board has appointed a Treasurer, the Chief Financial Officer shall be deemed the treasurer of the Corporation for purposes of the New Jersey Business Corporation Act.

9.
Other Officers. The Board may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries, and such other officers as from time to time may appear to the Board to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the Board, the Chief Executive Officer, or the President.

10.
Tenure of Office. The Chairman, the Chief Executive Officer, any Vice Chairman, the President, the Secretary, the Chief Financial Officer and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the office of Chief Executive Officer, Chairman, President or Secretary shall be filled promptly by the Board.

ARTICLE VI
STOCK AND STOCK CERTIFICATES

1.
Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

2.
Share Certificates. The shares of the corporation shall be represented by certificates signed by or in the name of the Corporation, by the Chief Executive Officer, or the President or a Vice President, and by the Secretary or Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation. Any signature and the seal may be reproduced by facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

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ARTICLE VII
AMENDMENTS TO AND EFFECT OF BY-LAWS; FISCAL YEAR

1.
Force and Effect of By-Laws. These By-Laws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation’s certificate of incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision of the Act or the certificate of incorporation, the provisions of the Act or the certificate of incorporation shall govern.

2.
Amendments to By-Laws. These By-Laws may be altered, amended, or repealed by the shareholders or by the Board. Any By-Law adopted, amended, or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-Law expressly reserves to the shareholders the right to amend or repeal it.

3.	Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January each year.

4.
Records. The certificate of incorporation, the By-Laws and the proceedings of all meetings of the shareholders, the Board, and standing committees of the Board shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as secretary of the meeting.

5.
Inspection. A copy of the By-Laws, with all amendments thereto, shall at all times be kept in a convenient place at the principal place of business of the Corporation, and for a proper purpose shall be open for inspection to any shareholder during business hours.

ARTICLE VIII
CORPORATE SEAL
The Chairman, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, and the Chief Financial Officer, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

( Impression )
(     of     )
(     Seal     )

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